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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           Waxman Industries, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           Waxman Industries, Inc.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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
                                  [WAXMAN LOGO]
                             WAXMAN INDUSTRIES, INC.

                                24460 Aurora Road
                           Bedford Heights, Ohio 44146

                               -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 6, 2001
                               -------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Waxman Industries, Inc. (the "Company") will be held at the offices of the Company, 24460 Aurora Road, Bedford Heights, Ohio on February 6, 2001 at 11:00 a.m. Cleveland time to consider and act on the following matters:

     1. The election of six directors of the Company to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. The approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock and Class B Common Stock, whereby the Company would issue one new share of Common Stock and Class B Common Stock in exchange for ten shares of outstanding Common Stock and Class B Common Stock, respectively;

     3. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

     4. Such other business as may properly come before the Annual Meeting and any adjournment thereof.


     The foregoing matters are described in more detail in the Proxy Statement, which follows.

     The Board of Directors has fixed the close of business on December 11, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of Common Stock and Class B Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 is enclosed herewith.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                           By Order of the Board of Directors

                                           /S/ Kenneth Robins

                                           KENNETH ROBINS, Secretary

 December 15, 2000

                                  [WAXMAN LOGO]
                             WAXMAN INDUSTRIES, INC.

                                 PROXY STATEMENT

                               -------------------
                         ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 6, 2001
                               -------------------


                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waxman Industries, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 11:00 a.m., Cleveland time, on Thursday, February 6, 2001, at the offices of the Company. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the six nominees for directors, (ii) the approval of an amendment (the "Stock Split Charter Amendment") to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock (as defined below) and Class B Common Stock (as defined below), whereby the Company would issue one new share of Common Stock and Class B Common Stock in exchange for ten shares of outstanding Common Stock and Class B Common Stock, respectively (the "Stock Split") and (iii) the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is December 11, 2000.

     Stockholders of record at the close of business on December 11, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On that date, there were outstanding 9,976,412 shares of common stock, $.01 par value per share, of the Company ("Common Stock"), and 2,142,058 shares of Class B common stock, $.0l par value per share, of the Company ("Class B Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, and each share of Class B Common Stock is entitled to ten votes on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote. The Company currently has no class of voting securities outstanding other than Common Stock and Class B Common Stock.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

CAPITAL STOCK

     The following table sets forth, as of November 30, 2000 (except as noted in footnotes 8, 9 and 10 below), the number of shares of Common Stock and Class B Common Stock beneficially owned by each director and executive officers named in "Summary Compensation Table," by the directors and executive officers of the Company as a group and by each holder of at least five percent of Common Stock and Class B Common Stock known to the Company, and the respective percentage ownership of the outstanding Common Stock and Class B Common Stock and voting power held by each such holder and group. The mailing address for Messrs. Melvin, Armond and Laurence Waxman is the executive office of the Company.

                                            NUMBER OF SHARES                       PERCENTAGE
                                           BENEFICIALLY OWNED                       OWNERSHIP
                                     --------------------------------    --------------------------------
                                                           CLASS B                             CLASS B         PERCENTAGE
NAME AND                                COMMON              COMMON           COMMON            COMMON         OF AGGREGATE
BENEFICIAL OWNER                        STOCK               STOCK            STOCK              STOCK         VOTING POWER
--------------------------------     -------------     --------------    -------------     --------------    -----------------
Melvin Waxman (1)...........              849,300          1,011,932           8.3%              47.2%             34.6%
Armond Waxman (2)...........            1,030,882            770,282          10.0               36.0              27.6
Laurence S. Waxman (3)......              560,025             55,252           5.5                2.6               3.5
John S. Peters (4)..........               31,300                 --           *                  --                *
Irving Friedman (5).........               25,000                 --           *                  --                *
Judy Robins (6).............              109,750             75,250           1.1                3.5               2.7
Mark W. Wester (7) .........               38,235                 --           *                  --                *
Directors and officers as
   a group (7 individuals)..            2,644,492          1,912,716          24.3               89.3              67.4
Credit Suisse First Boston,
Inc. (8)....................              550,000                 --           5.5                --                1.8

11 Madison Avenue
   New York, NY 10010
Herzog, Heine, Geduld, Inc.
(9) ........................              544,144                 --           5.5                --                1.7

   525 Washington Blvd.
   Jersey City, NJ 07310
------------------------------------------------------------------------------------------------------------------------------
* less than 1%

 (1) Includes 300,000 shares of Common Stock subject to options granted to Mr. Melvin Waxman pursuant to the Company's 1992 Non-Qualified and Incentive Stock Option Plan (the "1992 Stock Option Plan") and 100 shares of Common Stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial ownership. Does not include 200,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have vested but have a $3.375 trigger price.

 (2) Includes 300,000 shares of Common Stock subject to options granted to Mr. Armond Waxman pursuant to the 1992 Stock Option Plan and 100 shares of Common Stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial ownership. Does not include 200,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have vested but have a $3.375 trigger price.

 (3) Includes 178,750 shares of Common Stock subject to options granted to Mr. Laurence Waxman pursuant to the 1992 Stock Option Plan, 280,000 shares of Common Stock in a trust that is voted by Mr. Waxman, and 27,100 shares of Common Stock for which Mr. Waxman is custodian to his minor children. Does not include 100,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have vested but have a $3.375 trigger price.

 (4) Includes 26,250 shares of Common Stock subject to options granted to Mr. Peters pursuant to the 1992 Stock Option Plan.

 (5) Includes 20,000 shares of Common Stock subject to options granted to Mr. Friedman pursuant to the 1994 Non-Employee Directors Stock Option Plan (the "1994 Directors Plan") and 5,000 shares of Common Stock granted to Mr. Friedman pursuant to the 1996 Non-Employee Directors' Restricted Share Plan (the "1996 Directors Plan").

 (6) Includes 20,000 and 10,000 shares of Common Stock subject to options granted to Mrs. Robins as a director, pursuant to the 1994 Directors Plan, and to her spouse as Corporate Secretary of the Company, respectively, and 15,000 shares of Common Stock granted to Mrs. Robins pursuant to the 1996 Directors Plan.

 (7) Includes 32,500 shares of Common Stock subject to options granted to Mr. Wester pursuant to the 1992 Stock Option Plan.

 (8) The information set forth in the table with respect to Credit Suisse First Boston, Inc. was obtained from a Statement on Schedule 13G, dated February l3, 1998, filed with the Securities and Exchange Commission. Such Statement reflects Credit Suisse First Boston, Inc.'s beneficial ownership as of December 31, 1997.

 (9) The information set forth in the table with respect Herzog, Heine, Geduld, Inc. was obtained from a Statement on Schedule 13G, filed with the Securities and Exchange Commission. Such Statement reflects Herzog, Heine, Geduld, Inc.'s beneficial ownership as of December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any officer, director or beneficial owner of more than 10% of the Company's equity securities who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company by such officers, directors and beneficial owners of more than 10% of the Company's equity securities, the Company believes that during the fiscal year ended June 30, 2000, there was compliance with all such filing requirements.

                                       I.

                              ELECTION OF DIRECTORS

     The authorized number of directors of the Company is currently six. Management recommends that six directors be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the six nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why any nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees. All of the nominees are currently directors of the Company. Armond and Melvin Waxman are brothers, Judy Robins is their sister and Laurence Waxman is Melvin Waxman's son.

NAME, AGE AND OTHER                                                        BUSINESS EXPERIENCE
POSITIONS WITH THE COMPANY
------------------------------------------- -----------------------------------------------------------------------------------
Melvin Waxman, 66                           Mr. Melvin Waxman has been a Chief Executive Officer of the Company for over 20
   Chairman of the Board and Co-            years, a director of the Company since 1962 and Chairman of the Board of the
   Chief Executive Officer                  Company since August 1976 (Co-Chairman from June 1995 to April 1996). Mr. Waxman was the Chairman of the Board of Barnett Inc. ("Barnett") until the Company sold its Barnett stock on September 27, 2000.

Armond Waxman, 62                           Mr. Armond Waxman has been the President and Treasurer of the Company since
   President, Co-Chief Executive            August 1976 and Co-Chief Executive Officer since June 1995. Mr. Waxman has been a
    Officer and Director                    director of the Company since 1962. Mr. Waxman was the Vice-Chairman of the Board of Barnett until the Company sold its Barnett stock on September 27, 2000.

Laurence S. Waxman, 43                      Mr.  Laurence  Waxman was elected Senior Vice President of the Company in November
   Senior Vice President and                1993 and is also President of Waxman  Consumer  Products  Group,  Inc.  ("Consumer
   Director                                 Products"),  a  wholly-owned  subsidiary  of the  Company,  a position he has held since 1988.  Mr.  Waxman  joined the Company in 1981.  Mr. Waxman was appointed to the board of directors of the Company in July 1996.


NAME, AGE AND OTHER                                                        BUSINESS EXPERIENCE
POSITIONS WITH THE COMPANY
------------------------------------------- -----------------------------------------------------------------------------------
John S. Peters, 52                          Mr. Peters is the Chairman and Chief Executive Officer of  Handl-it,  Inc., a
   Director                                 logistics, distribution services and packaging business Mr. Peters founded in
                                            1992.  Mr. Peters was the Senior Vice President - Operations of the Company from
                                            1988 until September  1997 and served the Company in other executive capacities since October 1974. Mr. Peters resigned as a full time employee in September 1997 due to the growth of Handl-it, but has provided certain consulting services to the Company since that date. Mr. Peters was elected as a director in March 2000.

Irving Z. Friedman, 68                      Mr. Friedman is a certified public accountant and partner with the firm of Krasney
   Director                                 Polk  Friedman & Fishman for more than the past five years and, since July 1997, a shareholder and Treasurer of Furniture Services Industry, Inc., a company that provides fabric and leather protection products to the furniture industry.  Mr.
                                            Friedman has been a director of the Company since 1989.

Judy Robins, 51                             Mrs. Robins has been a director of the Company since 1980.  Mrs.  Robins has owned
   Director                                 and operated an interior  design business for more than the past five years.  Mrs.
                                            Robins is the sister of Messrs. Melvin and Armond Waxman and the wife of the
                                            Secretary of the Company.



                        INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held four meetings during the fiscal year ended June 30, 2000 and on numerous occasions took action by unanimous written consent. The Company has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. Messrs. Melvin and Armond Waxman and Mr. Irving Friedman serve on the Executive Committee, and Mr. Friedman and Mrs. Robins serve on the Audit Committee, the Stock Option Committee and on the Compensation Committee. The Company does not have a nominating committee.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board of Directors, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held one meeting during fiscal 2000.

COMPENSATION COMMITTEE

     The Compensation Committee determines the salaries and bonuses of Messrs. Melvin and Armond Waxman (members of the Board of Directors who are also officers of the Company). The Compensation Committee held no formal meetings during fiscal 2000.

STOCK OPTION COMMITTEE

     The Stock Option Committee administers both the 1992 Stock Option Plan and the Employee Stock Purchase Plan of the Company. Although the Stock Option Committee held no meetings during fiscal 2000, it took one action by unanimous written consent during the year.

DIRECTOR REMUNERATION

     Each director who is not an employee of the Company received a fee of $3,000 per fiscal quarter for services as a director during fiscal 2000 plus a fee of $1,000 plus traveling expenses for each board meeting he or she attended. Mr. Peters, due to his consultative role with the Company, has agreed to a reduced quarterly director fee of $2,000, and has elected to not receive any reimbursement for traveling expenses. In addition, each director who is not an employee of the Company is automatically granted 5,000 shares of restricted Common Stock for each five full years of service such director served on the Board of Directors pursuant to the 1996 Directors Plan.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid for services rendered during fiscal 2000 to the Co-Chief Executive Officers and the two other most highly compensated executive officers of the Company:

                                                    SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION (1)               LONG-TERM COMPENSATION
                                                      -----------------------           ------------------------------
                                                                                        SECURITIES           ALL OTHER
          NAME AND PRINCIPAL                                                            UNDERLYING         COMPENSATION
               POSITION               YEAR      SALARY ($)        BONUS ($) (2)       OPTIONS/SAR (#)         ($) (3)
               --------               ----      ----------        -------------       ---------------      -------------
Melvin Waxman                         2000        328,366                   --              --                 110,921
Chairman of the Board and             1999        331,495            1,825,000              --                 107,387
Co-Chief Executive Officer            1998        300,000              250,000              --                 107,500

Armond Waxman                         2000        350,000                   --              --                 175,303
President and                         1999        350,000            2,250,000              --                 163,248
Co-Chief Executive Officer            1998        350,000              392,000              --                 172,033

Laurence S. Waxman                    2000        200,000                   --              --                  44,621
Senior Vice President                 1999        200,000              365,000              --                  28,297
                                      1998        201,510               50,000            42,500                24,559

Mark W. Wester                        2000        133,000                   --              --                   5,310
Vice President--Finance and           1999        132,134              130,000              --                     966
Chief Financial Officer               1998        117,423               27,500            15,000                   801



(1) Certain executive officers received compensation in fiscal 1998, 1999 and 2000 in the form of perquisites, the amount of which does not exceed reporting thresholds.

(2) The executive officers named in the Summary Compensation Table received their bonuses under the Company's Profit Incentive Plan. Messrs. Armond and Melvin Waxman received their bonuses at the discretion of the Board of Directors. Included in the fiscal 1999 bonus amounts is compensation received on the sale of U.S. Lock of $1,575,000, $1,900,000, $300,000 and
     $50,000 for Messrs. Melvin Waxman, Armond Waxman, Larry Waxman and Mark Wester, respectively. Mr. Armond Waxman also received a discretionary bonus during fiscal 1998 equal to $142,000.

(3) Unless otherwise noted, amounts principally represent premiums on split-dollar life insurance policies, other insurances and the cost of providing an auto to certain executives.

EMPLOYMENT AGREEMENTS

     Mr. Laurence Waxman entered into an employment agreement with Consumer Products, which became effective as of November 1, 1994 and had an initial term that expired on October 31, 1999. The Agreement is automatically extended for successive one-year periods, unless either party provides written notice of the intent not to extend the Agreement, not less than one year prior to the extended term. Pursuant to such employment agreement, Mr. Laurence Waxman is to serve as President of Consumer Products, and is also to serve in such further offices or positions with Consumer Products or any subsidiary or affiliate of Consumer Products as shall, from time to time, be assigned by the Board of Directors of Consumer Products. Mr. Laurence Waxman's employment agreement provides for an annual salary of $200,000 for the first year of the employment agreement and provides that for each year thereafter the annual salary will be increased by six percent of the prior year's salary. Additional increases in salary and the granting of bonuses to Mr. Laurence Waxman will be determined by Consumer Products, in its sole discretion, based on such individual's performance and contributions to the success of Consumer Products, his responsibilities and duties and the salaries of other senior executives of Consumer Products. A bonus in the amount of $65,000 was granted to Mr. Laurence Waxman in fiscal 1999 and 1998. The employment agreement provides that upon termination of employment by Mr. Laurence Waxman for good reason (as defined therein) or by the Company for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Laurence Waxman will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Laurence Waxman from competing with the Company or Consumer Products during the term of the agreement and for two years following the termination thereof.

STOCK OPTION GRANTS

     The following table sets forth the information noted for all grants of stock options made by the Company during fiscal 2000 to each of the executive officers named in the Summary Compensation Table:

                                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                          -------------------------------------------------------------
                                                                                                      POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL
                                           % OF TOTAL                                            RATES OF STOCK PRICE
                                             OPTIONS                                           APPRECIATION FOR OPTION
                              OPTIONS       GRANTED TO      EXERCISE                                   TERM (1)
                              GRANTED      EMPLOYEES IN      PRICE         EXPIRATION          -------------------------
           NAME                 (#)        FISCAL YEAR       ($/SH)           DATE             5% ($)           10% ($)
           ----                 ---        -----------       ------           ----             ------           -------
Mark W. Wester........        15,000           16.22%         $0.41     March 6, 2010             3,868           9,802



---------------

(1) The potential realizable values represent future opportunity and have not been reduced to present value in 2000 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes, and these rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer.

STOCK OPTION AND SAR EXERCISES

      The following tables set forth information with respect to (i) the number of unexercised options and SARs held by each of the Executive Officers named in the Summary Compensation Table who held options and/or SARs as of June 30, 2000 and (ii) the value of unexercised in-the-money options and SARs held by such persons as of June 30, 2000:

                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                               FISCAL YEAR-END OPTION/SAR VALUES
                                                                                                 Value of Unexercised
                                                                                                 In-the-Money Options
                                                                                                at Fiscal Year-End ($)
                               Shares        Value         Number of Unexercised           ---------------------------------
                            Acquired on    Realized    Options at Fiscal Year End (#)                                 Not
Name                        Exercise (#)      ($)       Exercisable / Unexercisable        Exercisable           Exercisable
----                        ------------  -----------   ---------------------------        -----------           -----------
OPTIONS:
Melvin Waxman..........          --           --            300,000    /     None                   0                   0
Armond Waxman..........          --           --            300,000    /     None                   0                   0
Laurence Waxman........          --           --            178,750    /   21,250                   0                   0
Mark Wester............          --           --             28,750    /   26,250                   0                   0




                                                                                                 Value of Unexercised
                                                                                                   In-the-Money SARs
                                                                                                at Fiscal Year-End ($)
                               Value         Value         Number of Unexercised           ---------------------------------
                            Acquired on    Realized     SARs at Fiscal Year End (#)                                   Not
Name                        Exercise (#)      ($)       Exercisable / Unexercisable        Exercisable           Exercisable
----                        ------------  -----------   ---------------------------        -----------           -----------
SARS:

Melvin Waxman..........          --           --            200,000    /   None                    0                    0
Armond Waxman..........          --           --            200,000    /   None                    0                    0
Laurence Waxman........          --           --            100,000    /   None                    0                    0

---------------


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Company's Co-Chief Executive Officers. The Committee is comprised solely of non-employee directors who are not eligible to participate in any of the executive compensation programs of the Company. The proxy rules require the Committee to disclose the Committee's bases for compensation of executive officers and for compensation reported for Melvin and Armond Waxman, the Co-Chief Executive Officers of the Company, and to discuss the relationship between the Company's performance during fiscal 2000 and compensation.

     The Company's compensation policy reflects its belief that the compensation of its senior executive officers should provide total compensation reasonably comparable and competitive to that offered by similarly situated companies and to align the interests of its executive officers with the long term interests of the Company's stockholders with the grant of equity based awards. The object of these awards is to reinforce and advance the long-term interest of the Company and its stockholders. These awards provide rewards to executives upon the creation of incremental stockholder value and have the potential of providing significant benefit to the executives as the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. There were no equity based awards granted to any senior executive officer in fiscal 2000.

     Cash compensation of the Co-Chief Executive Officers is established by the Committee. Grants of stock options and other stock based awards for all executive officers and employees, including the Co-Chief Executive Officers, are awarded by the Company's Stock Option Committee. Both members of the Stock Option Committee are also members of the Compensation Committee.

     While competitive practices are taken into account in determining cash compensation, the Committee believes that the most important considerations in setting annual compensation are individual merit, the Company's financial performance and achievement of strategic objectives approved by the Board of Directors. The Committee does not apply any specific quantitative formula in making compensation decisions. The Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors such as contributions of executive officers to the achievement of the Company's strategic goals in the difficult business environment in which it operates, the managerial effectiveness and teamwork of individual executive officers and the implementation of policies and measures that are intended to provide the stability and benefit the Company's long-term performance.

The compensation of the Company's Co-Chief Executive Officers has been designed to provide them with a fair salary and to reward them for their ongoing efforts towards improving the efficiencies of the Company's continuing operations and deleveraging the Company. The Committee approved the base salary that was paid to each of them. Due, in part, to the Company's liquidity constraints, Messrs. Melvin Waxman and Armond Waxman received no discretionary bonuses during fiscal 2000. However, the members of the Committee do recognize the exemplary efforts of the Company's Co-Chief Executive Officers in formulating a comprehensive debt restructuring agreement with the Company's bondholders and otherwise implementing the Company's financial restructuring program.

      The Committee does not establish the cash compensation levels for the Company's other executive officers. The Board has delegated to the Co-Chief Executive Officers the responsibility for establishing the salaries and bonuses payable to those individuals. However, the grants of stock options and other equity-based compensation are the responsibility of the Stock Option Committee. As a result, the members of the Committee are able to review and have input into the overall levels of compensation provided to executive officers and, in their role as Board members, are in a position to review the performances of those individuals with the Co-Chief Executive Officers.

      Section 162(m) of the Internal Revenue code of 1986, as amended (the "Code"), which was enacted in 1993, generally disallows a tax deduction for compensation paid or accrued in excess of $1 million with respect to the chief executive officer and each officer and each of the four most highly compensated employees of a publicly held corporation. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The 1992 Stock Option Plan and the 1996 Directors Plan comply with these requirements. The cash compensation paid to the Co-Chief Executive Officers in fiscal 1999 exceeds the deduction limit of Section 162(m). However, given the substantial deferred tax assets of the Company, the inability to deduct a portion of such cash compensation will not have a material impact on the Company.

                                                    MEMBERS OF THE COMMITTEE:

                                                    Irving Z. Friedman
                                                    Judy Robins

         The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Building Materials Index for the period of five fiscal years commencing with fiscal 1996. The graph assumes $100 invested on July 1, 1995 in the Company and each of the other indices.
[Graph Inserted Here]

                                PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN*


                   1996           1997       1998        1999          2000
                   ----           ----       ----        ----          ----

Waxman Industries
S&P 500
Peer Group



* Total Return Assumes Reinvestment of Dividends

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mrs. Judy Robins, a member of the Compensation Committee, owns a 13% equity interest in Aurora Investment Company ("Aurora"). All of the other equity interests in Aurora are owned by Melvin Waxman (34%), Armond Waxman (34%) and members of their and Mrs. Robins' families (19%). Armond and Melvin Waxman are brothers and Judy Robins is their sister. The Company, pursuant to a lease dated June 30, 1992 (the "Lease"), which expires on June 30, 2002 (with an option to renew for one additional term of five years), leases its office and warehouse facility located at 24455 Aurora Road, Bedford Heights, Ohio, from Aurora. The annual rent on the facility, consisting of approximately 125,000 square feet of space, is $326,716, which management believes is competitive with other rates in the area. In November 1998, the Company completed the relocation of its Consumer Products distribution center in Bedford Heights, Ohio to Groveport, Ohio. Until the termination of its lease in 2002, Consumer Products will continue to use the office portion of the facility leased from Aurora. The warehouse portion of this facility has been subleased to Handl-it, Inc. (see below for information regarding affiliated ownership) for the duration of the lease term. The Company received rental income from Handl-it, Inc. of $290,970 in fiscal 2000 for subletting the warehouse for a portion of fiscal 2000.

         Handl-it Inc., a corporation owned by John S. Peters, a director of and consultant to the Company, together with certain other members of his family, Melvin Waxman and Armond Waxman, provides Consumer Products with certain outside warehousing services under month-to-month rental arrangements from time to time. Consumer Products may enter into month-to-month leases in the future, depending on its business requirements at the time. There was no rent paid by Consumer Products to Handl-it in fiscal 2000. Consumer Products Group also paid Handl-it Inc. approximately $40,000 for the cost of transportation of products in fiscal 2000.

         Effective July 1, 1999, WAMI Sales replaced an internally operated warehouse facility in Cleveland, Ohio with an arrangement with Handl-it Inc. to provide all warehousing, labor and shipping functions for a fee equal to a percentage of monthly sales plus other direct costs from this operation. The charge amounted to $74,000 in fiscal 2000. The Company believes that the terms are no less favorable than could have been obtained from an unaffiliated party.

                              CERTAIN RELATIONSHIPS

         During fiscal 2000, the Company and Barnett provided to and received from each other certain selling, general and administrative services and reimbursed each other for out-of-pocket disbursements related to those services. During fiscal 2000, the Company and Barnett were parties to an Intercorporate Agreement (the "New Intercorporate Agreement") under which the Company provided certain managerial, administrative and financial services to Barnett and was paid by Barnett for the allocable cost of the salaries and expenses of the Company's employees while they rendered such services. Barnett also reimbursed the Company for actual out-of-pocket disbursements to third parties by the Company required for the provision of such services by the Company. In addition to the services provided by the Company to Barnett pursuant to the New Intercorporate Agreement, Barnett also provided certain services to U.S. Lock until its sale. These services included the utilization of Barnett's management information systems, financial accounting, order processing and billing and collection services. The Company paid Barnett the allocable cost of the salaries and expenses of Barnett's employees while they were performing such services. The Company also reimbursed Barnett for all actual out-of-pocket disbursements to third parties by Barnett required for the provision of such services. The net effect of these charges is not material. The New Intercorporate Agreement was terminated in connection with the September 29, 2000 sale of Barnett.

         All amounts incurred by the Company on behalf of Barnett, have been reimbursed by Barnett. All amounts incurred by Barnett on behalf of the Company, have been reimbursed by the Company and are reflected in selling, general and administrative expenses in the accompanying statements of operations. As a result of the sale of U.S. Lock, Barnett no longer provides the Company with selling, general and administrative services.

The Company purchases certain products, which it can not manufacture with its existing operation, from WDI International, Inc., a company owned in part by certain members of the Waxman family and other non-affiliated individuals. In fiscal 2000 and 1999, purchases from WDI International amounted to $3.7 million and $1.3 million, respectively. The Company believes that the terms it receives are comparable to those that would be available from unaffiliated third parties.

                                       II.

                        THE STOCK SPLIT CHARTER AMENDMENT

General

         The Board of Directors has unanimously recommended that the Stock Split Charter Amendment be presented to the stockholders for approval at the Annual Meeting. The Stock Split Charter Amendment will result in the automatic conversion of ten shares of Common Stock and Class B Common Stock outstanding ("Old Common Stock") as of the time of filing (the "Effective Date") of the Stock Split Charter Amendment with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") into one new share of Common Stock and Class B Common Stock, respectively ("New Common Stock").

         The Company presently is authorized under its Certificate of Incorporation to issue up to 22,000,000 shares of Common Stock and 6,000,000 shares of Class B Common Stock. The Company is not proposing to change the number of authorized shares of Common Stock and Class B Common Stock. On the Record Date, there were 9,976,412 shares of Common Stock and 2,142,058 shares of Class B Common Stock outstanding (not considering the effect of the proposed Stock Split). An additional 1,800,000 shares of Common Stock have been reserved for issuance under the 1992 Stock Option Plan, 100,000 shares of Common Stock have been reserved for issuance under the 1996 Non-employee Director Incentive Plan and 500,000 shares of Common Stock have been reserved for issuance under the Stock Appreciation Rights Plan. In addition, 2,142,058 shares of Common Stock have been reserved for issuance upon conversion of the Class B Common Stock.

         If the Stock Split is effected, the Company will not issue certificates for fractional shares. Instead, stockholders who otherwise would be entitled to a fractional share, will receive a full share for such fractional share interest. Each stockholder's percentage share of total voting rights in the Company will be the same as it was prior to the Stock Split, except for the effect of certain stockholders receiving an additional share of Common Stock or Class B Common Stock in lieu of fractional shares, which effect the Company does not expect to be material. There will be no change in the number of stockholders as a result of the Stock Split. The par value of each of the shares will not be affected by the Stock Split. It is expected that the price per share for post-Stock Split shares will be higher than that for pre-Stock Split shares. However, it is not possible to predict the exact effect, if any, that the Stock Split may have on the price of shares of Common Stock and Class B Common Stock.

         The Board estimates that the cost to accomplish the Stock Split will be minimal since the matter is being addressed in connection with the Annual Meeting. Nominal fees could be incurred by the Company for services performed by the transfer agent. If the Stock Split is approved, then the stockholders (at their option and at their expense) may exchange their stock certificates representing pre-Stock Split shares for new stock certificates representing post-Stock Split shares. However, this will not be required. A transmittal form, with instructions for completion, will be furnished by American Stock Transfer & Trust Company, Inc., the Company's transfer agent, to each stockholder of record to assist in facilitating the reissuance.

         Attached to this Proxy Statement as Exhibit A, and incorporated herein by reference, is the proposed text of the Stock Split Charter Amendment. Such text is subject to change as may be required by the Delaware Secretary of State or as the Board may deem necessary or advisable to effect the Stock Split.

PURPOSES AND REASONS FOR THE STOCK SPLIT

         Over the past several years, the Company has been involved in an extensive financial and operational restructuring process that has diminished the Company's size and earnings capacity and has contributed to a decrease in the price per share of Common Stock. In light of such circumstances, the Board believes that the Stock Split would be beneficial to the Company and its stockholders. The principal reasons for the Stock Split are to increase the effective marketability and liquidity of the Common Stock for the Company's stockholders.

         The Board believes that the current price per share of the Common Stock has a tendency to diminish the effective marketability of the Common Stock because of the reluctance of many brokerage firms to recommend lower-priced stocks to their clients. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of broker's commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on relatively higher-priced stock.

         The Board also believes that the relatively low price of the Common Stock, when compared with the market prices of the common stock of the Company's competitors, impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. In practice this may not necessarily be the case, as many investors view low-priced stock as unduly speculative in nature and, as a matter of practice, avoid or limit investments in such stocks. The foregoing factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities.

         The Board believes there is evidence that small-cap companies with low stock prices that effect a reverse stock split and can generate better earnings receive a benefit from such reverse stock split. Thus, the Board is hopeful, although no assurance can be given, that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Stock Split, and the anticipated corresponding increased price per share, will stimulate interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them. The Board is also hopeful that the proposed Stock Split will result in a price level for the shares that will mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares.

         In addition, an increased price per share of Common Stock may allow the Company to attract new financing by the issuance of equity securities, to pursue business acquisitions which could be accomplished through the issuance of Common Stock, or to otherwise entertain any other business opportunities where equity participations are appropriate. The Company may consider raising additional capital in the future for growth opportunities. Since it is anticipated that the proposed Stock Split will facilitate the raising of additional capital, as well as allow the Company to pursue other possible business opportunities, the Board believes the Stock Split will benefit the Company, which in turn will benefit the stockholders of the Company.

         Notwithstanding the foregoing, there can be no assurance that the proposed Stock Split will achieve the desired results outlined above, nor can there be any assurance that the price per share of Common Stock immediately after the proposed Stock Split will increase proportionately with the reverse split or that any increase can be sustained for a long period of time. In addition, the possibility does exist that any increased liquidity with respect to shares of Common Stock may be adversely affected by the reduced number of shares which would be outstanding if the proposed Stock Split is effected.

         Management of the Company is not aware of any present efforts by any persons to accumulate Common Stock or to obtain control of the Company and the proposed Stock Split is not intended to be an anti-takeover device. The Stock Split Charter Amendment is being sought to enhance the image of the Company, its corporate flexibility and to price the stock in a price range generally more acceptable to the brokerage community and to investors.

CERTAIN EFFECTS OF THE STOCK SPLIT

         All outstanding options, warrants, rights and convertible securities will be appropriately adjusted, as required by their terms, for the Stock Split automatically on the Effective Date. The Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company except for those stockholders who would receive an additional share of Common Stock or Class B Common Stock in lieu of fractional shares. None of the rights currently accruing to holders of the Common Stock or Class B Common Stock, options or warrants to purchase Common Stock or Class B Common Stock, or securities convertible into Common Stock or Class B Common Stock will be affected by the Stock Split. Following the Stock Split, each share of New Common Stock will otherwise be identical to the Old Common Stock. The Stock Split also will have no effect on the number of authorized shares of Common Stock or Class B Common Stock or the par value of the Common Stock or Class B Common Stock.

EXECUTION AND CONSEQUENCES OF THE STOCK SPLIT

         Each stock certificate representing Old Common Stock will, after the Effective Date, represent the appropriate number of shares of New Common Stock reflecting the Stock Split. It will not be necessary for stockholders to exchange their existing stock certificates. Stockholders may, however, exchange their certificates if they so choose.

         No scrip or fractional certificates will be issued in the Stock Split. In lieu of any such fractional shares, and solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares, any stockholder who would otherwise receive a fractional share upon the Stock Split will be entitled to receive one additional share of New Common Stock. The number of shares of New Common Stock to be issued in connection with settling such fractional interests is not expected to be material.

         For the purpose of determining ownership of Common Stock and Class B Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered on the stock records of the Company, regardless of the beneficial ownership of those shares. For example, if certain shares are registered in the name of a husband and his wife, those two amounts of shares will be treated separately and as held by two different stockholders for the purposes of determining ownership of Common Stock and Class B Common Stock at the Effective Date.

         The Stock Split may leave certain stockholders with "odd lots" of the Common Stock and Class B Common Stock (i.e., stock in amounts of less than one hundred shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of one hundred.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK SPLIT

         The following is a summary of the material anticipated federal income tax consequences of the Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

         This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Stock Split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his, her or its personal tax advisor as to: (i) the effect on his, her or its personal tax situation of the Stock Split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Stock Split on his, her or its own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Stock Split. Accordingly, each stockholder is encouraged to consult his, her or its tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

         The Company believes that the Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its stockholders in connection with the Stock Split. A stockholder of the Company who exchanges his, her or its Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his, her or its shares of New Common Stock received from the Company will be the same as his, her or its aggregate tax basis in the Old Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

TRANSFER AGENT AND REGISTRAR

         The Company's Transfer Agent and Registrar is American Stock Transfer & Trust Company, 59 Maiden Lane, Ground Floor, New York, New York 10038.

VOTE REQUIRED

         Approval of the Stock Split Charter Amendment requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock and Class B Common Stock voting together as a single class, entitled to notice of, and to vote on the matter at, the Annual Meeting.

         Dissenting stockholders have no appraisal rights under Delaware law or under the Charter or the Company's By-laws in connection with the approval of the Stock Split Charter Amendment and the consummation of the Stock Split.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE STOCK SPLIT CHARTER AMENDMENT.

                                      III.

             APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, the stockholders of the Company will be called upon to ratify the appointment of the independent public accountants of the Company.

     The Company's financial statements for the fiscal year ended June 30, 2000 have been examined by the firm of Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP have been the independent certified public accountants of the Company since 1982. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP, Cleveland, Ohio, as independent public accountants of the Company.

                                  ANNUAL REPORT

     The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2000 (without exhibits) (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement. The Company will furnish a copy of any exhibit to the Annual Report, as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to the Chief Financial Officer, Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     The Company intends to hold its 2001 annual meeting of stockholders in November or December 2001. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 24460 Aurora Road, Bedford Heights, Ohio 44146, by June 15, 2001 and must otherwise comply with the rules of the Securities Exchange Commission relating to stockholder proposals.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company (including the cost of mailing the proxy material) and are estimated to be $20,000. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock or Class B Common Stock in their names to solicit proxies from the beneficial owners thereof and will pay the standard charges and expenses associated therewith.

                                  OTHER MATTERS

     The Board of Directors and management know of no other matters to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the best judgment of the person or persons voting the proxies.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, AND FOR PROPOSAL II (THE ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AND CLASS B COMMON STOCK) AND FOR PROPOSAL III (THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP). ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors


                                          /s/ Kenneth Robins


                                          KENNETH ROBINS, Secretary

December 15, 2000

                                                                       EXHIBIT A

  PROPOSAL TO AUTHORIZE THE BOARD TO FILE AN AMENDMENT TO THE CERTIFICATE OF
                INCORPORATION TO EFFECT A REVERSE SPLIT OF THE
                    COMMON STOCK AND CLASS B COMMON STOCK

                                    ---------

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                           OF WAXMAN INDUSTRIES, INC.

                             a Delaware corporation

     (Pursuant to Section 242 of the General Corporation Law of the State of
                                    Delaware)

WAXMAN INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: That at a meeting of the Board of Directors of Waxman Industries, Inc. (hereinafter called the "Corporation"), resolutions were duly adopted (a) setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to effect a reverse stock split of shares of common stock, par value $0.01 per share of the Corporation ("Common Stock"), and shares of Class B common stock, $0.01 par value per share, of the Corporation ("Class B Common Stock"), on the basis of issuing one share of Common Stock for each ten shares of outstanding Common Stock and one share of Class B Common Stock for each ten shares of outstanding Class B Common Stock, (b) declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

         SECOND: That the Certificate of Incorporation be amended by adding the following new subdivision to the end of Article Fourth, Subsection B of the Certificate of Incorporation:

                  "9. Effective as of _________, 2000, each ten shares of Common Stock, outstanding at such time, shall be combined into one fully paid and non-assessable share of Common Stock and each ten shares of Class B Common Stock, outstanding at such time, shall be combined into one fully paid and non-assessable share of Class B Common Stock. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected hereby, the Corporation shall issue to any stockholder that would otherwise receive fractional shares of Common Stock or Class B Common Stock an additional share of Common Stock or Class B Common Stock, as the case may be. Certificates for the shares of Common Stock and Class B Common Stock to be outstanding after the Stock Split shall be issued pursuant to procedures adopted by the Corporation's executive officers and communicated to those who are to receive new certificates.

         THIRD: That at least a majority of the outstanding stock of the Corporation entitled to vote on the reverse stock split, acting at a meeting of stockholders of the Corporation at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the aforesaid amendment to the Certificate of Incorporation.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FIFTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.


      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman and attested by its Assistant Secretary this ____ day of ________, 2000.

                               WAXMAN INDUSTRIES, INC.

                               By:__________________________________________
                                  Name:  Melvin Waxman
                                  Title:  Chairman of the Board and Co-Chief
                                        Executive Officer

ATTEST:

By:__________________________________
   Name:  Mark Wester
   Title:  Assistant Secretary

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            WAXMAN INDUSTRIES, INC.

                                February 6, 2001

             *  Please Detach and Mail in the Envelope Provided  *

 [X]  Please mark your
      votes as in this
      example

              FOR all nominees        WITHHOLD
              listed at right       AUTHORITY
            (except as marked      to vote for
          to the contrary below)   all nominees
                                                                                                              FOR  AGAINST  ABSTAIN

1. Election of       [ ]               [ ]      Nominees: Melvin Waxman       2. Ratification of the one for   [ ]    [ ]      [ ]
   Directors                                              Armond Waxman          ten reverse stock split.
                                                          Laurence S. Waxman
                                                          Irving Z. Friedman
                                                          Judy Robins         3. Ratification of the           [ ]     [ ]     [ ]
                                                          John S. Peters         appointment of Arthur
(INSTRUCTIONS: To withhold authority to vote for                                 Andersen LLP as independent
any individual nominee, write that nominee's name                                public accountants.
on the space provided below.)

-------------------------------------------------                             4. In their discretion, the proxies are authorized
                                                                                 to vote upon such other business as may properly
                                                                                 come before the meeting and any adjournment
                                                                                 thereof.


                                                                                 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
                                                                              IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                              STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                              BE VOTED FOR ALL NOMINEES AND IN FAVOR OF PROPOSALS II
                                                                              AND III.

                                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                              USING THE ENCLOSED ENVELOPE.



-------------------------------------------------  -------------------------------------------------------  DATED: ---------, 20 --
 SIGNATURE                                           SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name or names appear hereon. when shares are held by jointly tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by any authorized person.




PROXY                  WAXMAN INDUSTRIES, INC.                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
              ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 6, 2001

The undersigned appoints each of Melvin Waxman and Armond Waxman, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Proxy Card, all the shares of Common Stock and Class B Common Stock of Waxman Industries, Inc. held of record by the undersigned on December 11, 2000, at the Annual Meeting of Stockholders of Waxman Industries, Inc. to be held on February 6, 2001.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)